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                                                                    EXHIBIT 23.3



                      Consent of Independent Accountants


We consent to the use of our report dated May 25, 1999 included herein and to the reference to our firm under the headings "Experts" and "Datamedic Selected Historical Consolidated Financial Information" in the prospectus.



                                       /s/ KPMG LLP

                                       KPMG LLP


Melville, New York
September 24, 1999